PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

Titanium Metals Corporation	John A. St. Wrba
5430 LBJ Freeway, Suite 1700	Vice President and Treasurer
Dallas, Texas 75240	(972) 233-1700

TIMET REPORTS FIRST QUARTER 2012 RESULTS

DALLAS, TEXAS . . . May 8, 2012 . . . Titanium Metals Corporation (“TIMET” or the “Company”) (NYSE: TIE) reported net income attributable to TIMET stockholders of $25.6 million, or $0.15 per diluted share, for the quarter ended March 31, 2012, compared to $28.9 million, or $0.16 per diluted share, for the same period in 2011.  The Company’s results in the first quarter of 2011 include a $10.6 million pre-tax gain ($0.04 per diluted share, net of income taxes) on settlement of a claim to recover certain groundwater remediation costs attributable to a third-party facility adjoining one of our plant sites.

The Company’s net sales were $276.7 million for the first quarter of 2012 compared to $252.0 million for the first quarter of 2011.  The 10% increase in net sales was principally the result of increased average selling prices and product shipment volume for our mill products, reflecting a continuation of strong demand for titanium products within the commercial aerospace sector.  The increase in the average selling price for our mill products was principally driven by annual adjustments under certain of our long-term agreements.

Operating income for the first quarter of 2012 was $42.1 million compared to $45.0 million during the same period in 2011, which included the $10.6 million settlement gain discussed above.  Excluding the 2011 settlement gain, TIMET’s operating results increased 22% in the first quarter of 2012, reflecting an increase in gross margin resulting from increased prices under certain customer long-term agreements and the continued benefit of ongoing initiatives to improve operating efficiencies in our manufacturing processes.  Strong sales order activity in the commercial aerospace supply chain in support of the industry’s estimated timelines for fleet replacement and commercial aircraft production has continued to drive the Company’s operating results and product deliveries during the first quarter of the year.

Bob O’Brien, President and CEO added, “The continued development and production of next generation aircraft, combined with the resurgence in orders for recently reintroduced legacy models with new engines engineered for improved fuel efficiency and a strong OEM order backlog, are indicators that our industry has entered the sustained growth period forecasted by industry experts.  Aircraft deliveries over a longer time horizon are also expected to remain strong as fuel efficiency and expansion of the global fleet in developing areas, such as Asia, the Middle East and South America, support future demand.  Based on current industry dynamics, we expect continued strong commercial aerospace mill product deliveries for the remainder of the year and foreseeable future.

“We have been successful over the past several years in establishing significant manufacturing and raw material flexibility and cost efficiencies throughout our manufacturing processes and together with the benefit of our customer long-term agreements, believe these core strengths will serve us well in the current environment of strong demand.”

The statements contained in this release that are not historical fact are forward-looking statements that represent TIMET management’s beliefs and assumptions based on currently available information.  Forward-looking statements can generally be identified by the use of words such as “believes,” “intends,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects” or comparable terminology or by discussions of strategies or trends.  Although TIMET believes that the expectations reflected in such forward-looking statements are reasonable, it does not know if these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results.  Actual future results could differ materially from those described in such forward-looking statements, and TIMET disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release, including risks and uncertainties in those portions referenced above and those described from time to time in our other filings with the SEC which include, but are not limited to:

•	the cyclicality of the commercial aerospace industry;
•	the performance of TIMET’s customers, TIMET’s vendors and TIMET under long-term agreements;
•	the existence or renewal of certain long-term agreements;
•	the difficulty in forecasting demand for titanium products;
•	global economic, financial and political conditions;
•	global productive capacity for titanium;
•	changes in product pricing and costs;
•	the impact of long-term contracts with vendors on TIMET’s ability to reduce or increase supply;
•	the possibility of labor disruptions;
•	fluctuations in currency exchange rates;
•	fluctuations in the market price of marketable securities;
•	uncertainties associated with new product or new market development;
•	the availability of raw materials and services;
•	changes in raw material prices and other operating costs (including energy costs);
•	possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	possible disruption of business or increases in the cost of doing business resulting from natural disasters or other accidents impacting TIMET, TIMET’s customers or TIMET’s vendors;
•	competitive products and strategies; and
•	other risks and uncertainties.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

In an effort to provide investors with additional information regarding our 2011 results of operations as determined by accounting principles generally accepted in the United States of America (“GAAP”), TIMET has disclosed below the Company’s operating income, excluding the impact of the settlement gain, which is a non-GAAP measure that is used by the Company’s management to assess the performance of its operations.  TIMET believes the disclosure of operating income, exclusive of the settlement gain, provides useful information to investors because it allows investors to analyze the performance of its operations in the same way that the Company’s management assesses performance.

Three months ended
March 31, 2011
(In millions)
(Unaudited)

Operating income (GAAP)	$45.0
Settlement gain	(10.6)
Operating income excluding settlement gain (non-GAAP)	$34.4

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.
• • • • •

TITANIUM METALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share and product shipment data)

	Three months ended
	March 31
	2011	2012
	(Unaudited)

Net sales	$252.0	$276.7
Cost of sales	203.8	218.3

Gross margin	48.2	58.4

Selling, general, administrative and development expense	14.8	17.2
Other income, net	11.6	0.9

Operating income	45.0	42.1

Other non-operating expense, net	(0.4)	(1.6)

Income before income taxes	44.6	40.5

Provision for income taxes	14.9	13.4

Net income	29.7	27.1

Noncontrolling interest in net income of subsidiary	0.8	1.5

Net income attributable to TIMET stockholders	$28.9	$25.6

Basic and diluted earnings per share attributable to TIMET stockholders	$0.16	$0.15

Weighted average shares outstanding:
Basic	180.2	175.2
Diluted	180.4	175.2

Melted product shipments:
Volume (metric tons)	1,495	1,475
Average selling price (per kilogram)	$22.80	$22.95

Mill product shipments:
Volume (metric tons)	3,910	3,995
Average selling price (per kilogram)	$52.05	$54.85